BlackRock Enhanced Government Fund, Inc.

FILE #811-21793

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
5/1/2007	FHLB	3,000,000,000	9,000,000

Deutsche Bank Securities Inc.; Goldman, Sachs & Co.; Lehman Brothers Inc.; Banc of America Securities LLC; Barclays Capital Inc.; Credit Suisse Securities (USA) LLC; J.P. Morgan Securities Inc.; Merrill Lynch Government Securities Inc.; Morgan Stanley & Co. Incorporated; Nomura Securities International, Inc.; RBC Capital Markets Corporation; RBS Greenwich Capital; UBS Securities LLC

5/3/2007	COMCAST CORP	22,000,000 shares	80,000 shares

Citigroup Global Markets Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co. Incorporated; UBS Securities LLC; Wachovia Capital Markets, LLC; A.G. Edwards & Sons, Inc.; RBC Dain Rauscher Inc.; Banc of America Securities LLC; Deutsche Bank Securities Inc.; Lehman Brothers Inc.; J.P. Morgan Securities Inc.; ABN Amro Incorporated; BNP Paribas Securities Corp.; Barclays Capital Inc.; Bear, Stearns & Co. Inc.; H&R Block Financial Advisors, Inc.; Credit Suisse Securities (USA) LLC; Goldman, Sachs & Co.; HSBC Securities (USA) Inc.; J.J.B. Hilliard, W.L. Lyons, Inc.; Janney Montgomery Scott LLC; KeyBanc Capital Markets, a division of McDonald Investments Inc.; Oppenheimer & Co.

Inc.; Piper Jaffray & Co.; Raymond James & Associates, Inc.; Charles Schwab & Co., Inc.; TD Ameritrade, Inc.; Wells Fargo Securities, LLC; BB&T Capital Markets, a division of Scott & Stringfellow, Inc.; Robert W. Baird & Co. Incorporated; William Blair & Company, L.L.C.; Crowell, Weedon & Co.; Davenport & Company LLC; D.A. Davidson & Co.; Doley Securities, LLC; Ferris, Baker Watts, Incorporated; Fixed Income Securities, LP; Guzman & Company; Jackson Securities, LLC; Jefferies & Company, Inc.; Keefe, Bruyette & Woods, Inc.; Loop Capital Markets, LLC; Mesirow Financial, Inc.; Morgan Keegan & Company, Inc.; Pershing LLC; Samuel A. Ramirez & Co., Inc.; Ryan Beck & Co., Inc.; Muriel Siebert & Co., Inc.; Stifel, Nicolaus & Company, Incorporated; Stone & Youngberg LLC; SunTrust Capital Markets, Inc.; Wedbush Morgan Securities Inc.; The Williams Capital Group, L.P.; B.C. Ziegler and Company

12/06/2007	FNMA	280,000,000	40,000

Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., J.P. Morgan Securities Inc, Banc of America Securities LLC, Bear, Stearns & Co. Inc., Citigroup Global Markets Inc, Deutsche Bank Securities Inc, Morgan Stanle